Exhibit 99.1

Horizon Pharma plc to Acquire Raptor Pharmaceutical Corp. as Further Step

in Building Leading Rare Disease Business

-    Transaction valued at $9.00 per share in cash with fully diluted equity value of approximately $800 million    -

-    Transaction is expected to be accretive to adjusted EBITDA in 2017    -

-    Conference call today at 8 a.m. ET to discuss transaction    -

DUBLIN, IRELAND and NOVATO, Calif. – September 12, 2016 – Horizon Pharma plc (NASDAQ: HZNP) and Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today announced the companies have entered into a definitive agreement under which Horizon Pharma will acquire all of the issued and outstanding shares of Raptor Pharmaceutical Corp. common stock for $9.00 per share in cash, for an implied fully diluted equity value of approximately $800 million. The transaction is expected to close in the fourth quarter of 2016.

“The proposed acquisition of Raptor furthers our commitment to helping people with rare diseases and is a significant step in advancing our strategy to expand our rare disease business,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “Along with the potential for accelerated revenue growth, the addition of Raptor strengthens our U.S. orphan business and provides a platform to expand our orphan business in Europe and other key international markets. We look forward to working with new patient communities and building on the success of the Raptor team.”

Strategic and financial benefits of the transaction:

•	Strengthens Horizon’s focus on rare diseases and provides expansion into Europe and other international markets.

•	Adds PROCYSBI® delayed-release capsules and QUINSAIR™ (aerosolized form of levofloxacin) global rights, with PROCYSBI having strong patent protection through 2034.

•	Diversifies revenue with 11 medicines across three business units: orphan, rheumatology and primary care.

•	Bolsters rare disease revenue, which in the first half of 2016 on a pro-forma basis was 45 percent of total Horizon Pharma revenue.

•	Expected to be accretive to adjusted EBITDA in 2017.

“This transaction will deliver significant and immediate value to our shareholders through a compelling all-cash premium and provide ongoing value to our patients, their families and the physicians who treat them,” said Julie Anne Smith, president and chief executive officer, Raptor Pharmaceutical Corp. “On behalf of the Board and management team, I extend our deepest gratitude to everyone at Raptor for their unrelenting commitment to advancing the development of our medicines and their tireless work with the patients we serve.”

PROCYSBI is the first cystine-depleting agent given every 12 hours that is approved in the United States for the treatment of nephropathic cystinosis (NC), a rare metabolic disorder, in adults and children 2 years of age and older. PROCYSBI received European Commission approval as an orphan medicinal product in September 2013 for the treatment of proven NC. According to estimates, NC prevalence is as high as 1 in 100,000 live births. There are believed to be approximately 550 NC patients in the United States and 2,000 worldwide.

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QUINSAIR is a proprietary inhaled formulation of levofloxacin, approved in the European Union and Canada for the management of chronic pulmonary infections due to Pseudomonas aeruginosa in adult patients with cystic fibrosis. Cystic fibrosis is a rare, life-threatening, genetic disease affecting an estimated 21,000 adults in Europe and Canada. QUINSAIR is not approved in the United States.

Raptor’s previously disclosed total net sales guidance for full-year 2016 is $125 million to $135 million, which includes both PROCYSBI and QUINSAIR. Horizon will provide additional detail regarding its guidance for full year 2017 net sales and adjusted EBITDA in the first quarter 2017.

Transaction Terms and Approvals

The acquisition is structured as an all cash tender offer for all the issued and outstanding shares of Raptor common stock at a price of $9.00 per share followed by a merger in which each remaining untendered share of Raptor common stock would be converted into the $9.00 per share cash consideration paid in the tender offer. The transaction, which has been unanimously approved by the boards of directors of both companies, is subject to the satisfaction of customary closing conditions and regulatory approvals, including antitrust approval in the United States.

Financing

Horizon intends to finance the transaction through $675 million of external debt along with cash on hand. The company has put in place fully committed financing with BofA Merrill Lynch, JPMorgan Chase Bank, N.A., Jefferies Finance LLC, and Cowen Structured Holdings, an affiliate of Cowen and Co. LLC. As of June 30, 2016, the company had $424.5 million of cash and cash equivalents on its balance sheet.

Advisors

MTS Health Partners L.P. and Citigroup Global Markets Inc. are co-lead financial advisors to Horizon Pharma in the transaction. BofA Merrill Lynch, J.P. Morgan, Jefferies LLC and Cowen and Company, LLC are financial advisors to Horizon Pharma in the transaction. Horizon Pharma’s legal advisors are Cooley LLP and McCann FitzGerald.

Centerview Partners LLC and Leerink Partners LLC are financial advisors to Raptor Pharmaceutical Corp. in the transaction. Raptor Pharmaceutical Corp.’s legal advisor is Latham & Watkins LLP.

Conference Call Today at 8 a.m. ET

At 8 a.m. Eastern Time today, Horizon’s management will host a conference call and live audio webcast to review the transaction and related matters. The live webcast and a replay may be accessed by visiting the investor relations section of the Horizon website at http://ir.horizon-pharma.com. Please connect to the company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call 1-888-338-8373 (U.S.) or 1-973-872-3000 (international) to listen to the conference call. The conference ID number for the live call is 80632193. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 80632193. An archived version of the webcast will be available for at least one week on the investor relations section of the Horizon website at http://ir.horizon-pharma.com.

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About PROCYSBI

PROCYSBI is approved in the United States for the treatment of nephropathic cystinosis in adults and children 2 years of age and older. In Europe, PROCYSBI gastro-resistant hard capsules of cysteamine (as mercaptamine bitartrate) received European Commission approval as an orphan medicinal product in September 2013 for the treatment of proven nephropathic cystinosis.

PROCYSBI acts within the lysosome, converting cystine into cysteine and a cysteine-cysteamine mixed disulfide, both of which can exit the lysosome in patients with cystinosis. Adherence to treatment regimens is associated with improved outcomes, but the timing of doses is critical, as cystine levels can rise quickly if patients delay, miss, or stop taking their prescribed treatment regimen.    PROCYSBI is contraindicated in patients with a hypersensitivity to cysteamine or penicillamine. The most commonly reported side effects are vomiting, nausea, abdominal pain, breath odor, diarrhea, skin odor, fatigue, rash and headache.

About Nephropathic Cystinosis

Nephropathic cystinosis is an inherited autosomal-recessive disease affecting lysosomal storage processes within cells; the amino acid cystine is not transported out of the lysosome, but instead accumulates and eventually crystallizes within the lysosomal lumen. Without treatment, high intracellular cystine concentrations can occur in virtually all organs and tissues, leading to irreversible cellular damage, progressive multi-organ failure and death.

About QUINSAIR

QUINSAIR is a proprietary inhaled formulation of levofloxacin, approved in the EU and in Canada for the management of chronic pulmonary infections due to Pseudomonas aeruginosa in adult patients with cystic fibrosis. QUINSAIR, a twice-daily treatment, contains an aerosolized form of levofloxacin, a broad-spectrum fluoroquinolone antibiotic with proven activity against a wide range of both gram-negative and gram-positive bacteria. The fluoroquinolones rapidly inhibit replication and transcription of bacterial DNA, which leads to bacterial cell death. QUINSAIR is not approved in the United States.

QUINSAIR is contraindicated in patients with hypersensitivity to levofloxacin, a history of tendon disorders related to fluoroquinolones, epilepsy or who may be pregnant or breast feeding. The safety profile of QUINSAIR has been evaluated in two double-blind, placebo-controlled studies and in an active comparator study in which the most frequently reported adverse reactions were cough/productive cough, dysgeusia and fatigue/asthenia.

About Cystic Fibrosis

Cystic fibrosis is a rare, life-threatening, genetic disease affecting an estimated 21,000 adults in Europe and Canada. Cystic fibrosis causes persistent lung infections due to the buildup of thick, sticky mucus in the lungs and progressively limits the patient’s ability to breathe. The lung infections are mostly caused by bacteria with 75 percent of cystic fibrosis patients suffering from chronic pseudomonas aeruginosa infections.

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About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets nine medicines through its orphan, rheumatology and primary care business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of transformative therapeutics for rare, debilitating and often fatal diseases.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of Raptor Pharmaceutical Corp. and the timing and benefits thereof, Horizon Pharma’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, expected sources of funding for the acquisition of Raptor, anticipated product portfolio, expected patent terms, development programs and other statements that are not historical facts, including net sales guidance provided by Raptor Pharmaceutical Corp. for 2016. These forward-looking statements are based on Horizon’s and Raptor’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Horizon Pharma’s ability to complete the transaction on the proposed terms and schedule; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; Horizon Pharma’s ability to obtain expected financing to consummate the acquisition; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to Horizon Pharma’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2015. Risks related to the achievement of sales projections provided by Raptor with respect to QUINSAIR and PROCYSBI include: continued and increased market acceptance and sales of PROCYSBI and QUINSAIR; expansion of the use of RP103 and MP-376 and receipt of regulatory approval for other indications; reliance on single active pharmaceutical ingredient suppliers for PROCYSBI and QUINSAIR and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI, QUINSAIR; any product liability claims; third-party payor coverage, reimbursement and pricing for PROCYSBI and QUINSAIR and the ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI and QUINSAIR. These risks and

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uncertainties, among others are described in greater detail in Raptor’s filings from time to time with the SEC including: Raptor’s annual report on Form 10-K for the twelve months ended December 31, 2015 filed with the SEC on February 26, 2016, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 29, 2016, Raptor’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 5, 2016, Raptor’s quarterly report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 4, 2016 and Raptor’s other periodic reports filed with SEC. Horizon Pharma and Raptor Pharmaceutical undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Raptor or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Horizon and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Raptor. The offer to purchase shares of Raptor common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Misneach Corporation a wholly owned subsidiary of Horizon Pharma, Inc., which is an indirect wholly owned subsidiary of Horizon Pharma plc, and the solicitation/recommendation statement will be filed with the SEC by Raptor. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Horizon Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

Investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

U.S. Media:

Geoff Curtis

Senior Vice President, Corporate Communications

media@horizonpharma.com

Ireland Media:

Ray Gordon

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Gordon MRM

ray@gordonmrm.ie

Raptor Contacts:

Investors:

Kimberly Lee, D.O.

Vice President, Corporate Strategy and Communications

Raptor Pharmaceutical Corp.

(415) 408-6351

Media:

Andrew Siegel / Jed Repko / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Source: Horizon Pharma plc

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